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                                                                    Exhibit 5.1






February 10, 2004


PXRE Group Ltd.                                DIRECT LINE: 441-299-4902
Swan Building                                  E-MAIL:      djdoyle@cdp.bm
26 Victoria Street                             OUR REF:     DJD/aet/corp100266
Hamilton                                       YOUR REF:
Bermuda


PXRE Group Ltd. (the "Company")

We have acted as special counsel to the Company in Bermuda in connection with the Registration Statement ("Registration Statement") on Form S-8, filed with the United States Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("Act") of the United States of America, with respect to the registration of 5,539,941 common shares of the Company of US$1.00 par value each (the "Shares") issuable pursuant to the PXRE Group Ltd. 2002 Officer Incentive Plan, the PXRE Group Ltd. 1992 Officer Incentive Plan, the PXRE Group Ltd. Directors Stock Option Plan, the PXRE Group Ltd. Employee Stock Purchase Plan and the PXRE Group Ltd. Restated Employee Annual Incentive Plan (the "Plans").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement, a copy of each of the Plans and originals or copies of the memorandum of association and bye-laws of the Company, the resolutions of the Company's Board of Directors adopted on February 10, 2004 certified by the Secretary of the Company on February 10, 2004 (the "Resolutions") and such other certificates, agreements, instruments and documents in Bermuda as we have deemed necessary in order to render the opinions set forth below.

We have assumed:

(i) The genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us, and the authenticity and completeness of the originals from which such copies were taken;

(ii) The accuracy and completeness of all factual representations and warranties made in the Registration Statement and other documents examined by us;


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(iii)    That the Resolutions remain in full force and effect and have not been rescinded or amended;

(iv) That there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein;

(v) That, by issuing the Shares pursuant to the Plans, the Company will receive money or moneys worth at least equal to the value of the Shares being issued and none of the Shares will be issued for less than par value;

(vi) That the Plans are valid, binding and enforceable in accordance with their terms;

(vii) The total number of shares of the Company in issue at any time will not exceed the number of shares in its authorised capital;

(viii) That the issue of the Shares pursuant to the Plans will at all times comply with the permissions from the Bermuda Monetary Authority.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purpose set out above and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that the Shares have been duly authorised and, when issued in accordance with any of the Plans and duly paid for, the Shares will be validly issued and fully paid and as such will be non-assessable.

Our reservation with respect to the foregoing opinion is as follows:

"Non-assessability" is not a legal concept under Bermuda law, but when we describe shares as being "non-assessable" (see above) we mean with respect to the shareholders of the company, in relation to fully paid shares of the company and subject to any contrary provision in any agreement in writing between that company and any one of its shareholders holding such shares but only with respect to such shareholder, that such shareholder shall not be bound by an alteration to the memorandum of association or the bye-laws of that company after the date upon which they became such shareholders, if and so far as the alteration requires them to take or subscribe for additional shares, or in any way increases their liability to contribute to the share capital of, or otherwise pay money to, such company.


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We hereby consent to the filing of this opinion with the SEC and as an exhibit to the Registration Statement and to the references to this Firm in the Registration Statement.

As Bermuda attorneys, however, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda. Accordingly, we do not admit to being an expert within the meaning of the Act.

Yours faithfully,
Conyers Dill & Pearman